Exhibit 16.1

                              GOLDSTEIN and MORRIS
                          Certified Public Accountants
                               36 West 44th Street
                            New York, New York 10036

Edward B. Morris                                        Telephone (212) 789-9800
Alan J. Goldberger                                      Facsimile (212) 789-8090
    -----------                                        E-Mail gldmor1010@aol.com
Albert M. Goldstein



                                October 20, 2004

Board of Directors
Environmental Solutions Worldwide, Inc.
132 Penn Avenue
Telford, PA  18969

To the Board of Directors:

Effective immediately, we are resigning from doing any further work for your firm.

We apologize sincerely for any inconvenience this may cause you.


                                                     Very truly yours,

                                                     /s/ Edward B. Morris
                                                     --------------------
                                                     Edward B. Morris